EXHIBIT 99.1

CHENIERE ENERGY PARTNERS, L.P. NEWS RELEASE

Cheniere Partners Expects First LNG Cargo in Late February or March 2016
HOUSTON, Jan. 14, 2016 /PRNewswire/ - Cheniere Energy Partners, L.P. (“Cheniere Partners”) (NYSE MKT: CQP) announced today that it expects to export the first liquefied natural gas (“LNG”) commissioning cargo from its Sabine Pass liquefaction project located in Cameron Parish, Louisiana in late February or March 2016. The first commissioning cargo was initially expected to occur by late January.
Construction for Train 1 was completed well ahead of the guaranteed contractual schedule and within budget. However, instrumentation issues were discovered during the final phases of plant commissioning and cool down that will require some additional work over the next few weeks.
“We are now expecting the first cargo in late February or March,” said Neal Shear, Interim President and CEO. “With construction of Train 1 finished, we remain well ahead of the guaranteed contractual schedule with Bechtel and anticipate no issues in meeting all contractual targets and guaranteed completion dates. Additionally, construction for Trains 2-5 continues to be on an accelerated schedule and these trains are expected to come on-line on a staggered basis. Bechtel will hand over care, custody and control of each train as they complete its scope of work.”
According to Bechtel, "Bechtel has been continually working toward completing the first unit and working through a few items that will provide assurance to Cheniere Partners that the plant reliability and performance will be as expected. These last few items are in final resolution and full LNG production is planned for late February 2016."
Cheniere Partners owns 100 percent of the Sabine Pass LNG terminal located on the Sabine-Neches Waterway less than four miles from the Gulf Coast. The Sabine Pass LNG terminal includes existing infrastructure of five LNG storage tanks with capacity of approximately 16.9 billion cubic feet equivalent (Bcfe), two docks that can accommodate vessels with nominal capacity of up to 266,000 cubic meters and vaporizers with regasification capacity of approximately 4.0 Bcf/d.
Cheniere Partners is developing and constructing natural gas liquefaction facilities at the Sabine Pass LNG terminal adjacent to the existing regasification facilities. Cheniere Partners plans to construct over time up to six liquefaction trains, which are in various stages of development. Each liquefaction train is expected to have a nominal production capacity of approximately 4.5 million tonnes per annum (“mtpa”) of LNG. Cheniere Partners has entered into six third-party LNG sale and purchase agreements (“SPAs”) that in the aggregate equate to approximately 19.75 mtpa of LNG and commence with the date of first commercial delivery of Trains 1 through 5 as specified in the respective SPAs. For additional information, please refer to the Cheniere Partners website at www.cheniere.com and Quarterly Report on Form 10-Q for the quarter ended September 30, 2015, filed with the Securities and Exchange Commission.
This press release contains certain statements that may include "forward-looking statements." All statements, other than statements of historical facts, included herein are "forward-looking statements." Included among "forward-looking statements" are, among other things, (i) statements regarding Cheniere Partners' business strategy, plans and objectives, including the development, construction and operation of liquefaction facilities, (ii) statements regarding expectations regarding regulatory authorizations and approvals, (iii) statements expressing beliefs and expectations regarding the development of Cheniere Partners' LNG terminal and liquefaction business, (iv) statements regarding the business operations and prospects of third parties, (v) statements regarding potential financing arrangements, and (vi) statements regarding future discussions and entry into contracts. Although Cheniere Partners believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Cheniere Partners' actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in Cheniere Partners' periodic reports that are filed with and available from the Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Other than as required under the securities laws, Cheniere Partners does not assume a duty to update these forward-looking statements.

CONTACTS:
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